EXHIBIT 10.65

AMENDMENT TO REMANCO CONSULTING AGREEMENT

This amendment to the Independent Consulting Agreement described in the following paragraph is made effective this 17th day of October 2013.

"This Independent Consulting Agreement ("'Agreement"), effective as of November 15, 2011 ("Effective Date") is entered into by and between Blue Earth, Inc., a Nevada corporation (herein referred to as the "Company'') and Remanco, Inc., a Delaware corporation (herein referred to as the "Consultant")."

The Agreement shall remain in full force and unchanged except for the terms that are amended by mutual agreement specifically the Amended Terms, as specified below.

1.

The Consultant shall be defined as David J. Lies, an individual, with an address at 146 Edgemere Way South, Naples Florida 34105.

2.

The Term of the Agreement shall be extended through November 14, 2014.

3.

The Company shall  pay Consultant through  the Issuance of 100,000 warrants to purchase 100,000 shares of restricted stock of the Company, at an exercise price of $0.01 per share with a term of 5 years (the "Warrants'').

4.

The Warrants shall be issued in the name specified by Consultant and the Warrants shall be subject to the same conditions and representations as specified in the Agreement.

5.

All other terms and conditions of the Agreement shall be unchanged.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

AGREED TO:

Company:

BLUE EARTH, INC.

By:  /s/ Johnny Thomas

Name: Johnny Thomas

Title: CEO

Consultant:

David J. Lies, an Individual

By:  /s/ David J. Lies

Name: David J. Lies